EXHIBIT 99.1

                                    AGREEMENT

         This will confirm the agreement by and among the  undersigned  that the
Schedule 13D, dated June 27, 1997, with respect to the undersigned's ownership of Common Stock of Unapix Entertainment, Inc. is filed on behalf of each of the undersigned.


                                           STRATEGIC GROWTH INTERNATIONAL, INC.



                                           By:      /s/ Richard Cooper
                                             ---------------------------------
                                                  Richard Cooper, Chairman




                                                     /s/ Richard Cooper
                                             ---------------------------------
                                                       RICHARD COOPER




                                                    /s/ Stanley Altschuler
                                             ---------------------------------
                                                      STANLEY ALTSCHULER


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